Exhibit 3.3

LUCID, INC.

AMENDED AND RESTATED BYLAWS

As Adopted by the Board of Directors on December 14, 2010

ARTICLE I

MEETING OF SHAREHOLDERS

SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders of the Corporation shall be held on the second Tuesday of April in each year or, if such day is a legal holiday, on the next secular day, or such date and hour as may be fixed by the Board of Directors and named in the call,       for the election of Directors and for the transaction of such business as may properly be brought before such meeting.

SECTION 2. Special Meetings. Special Meetings of the Shareholders of the Corporation may be held at any time in the interval between Annual Meetings. Special Meetings may be called by the President, or by request of a majority of the Board of Directors, which written request shall state the purpose or purposes of the Meeting and matters proposed to be acted upon thereat. Nothing contained herein shall limit the right and power of Directors and Shareholders to require a Special Meeting for the election of Directors pursuant to Section 603 of the Business Corporation Law, as that Section may from time to time be amended.

SECTION 3. Place of Meetings. Annual and Special Meetings of the Shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors may from time to time determine.

SECTION 4. Notice of Meetings. Written or printed notice of the date, time and place of all meetings of the Shareholders shall be given personally, or by first class mail, not less than ten (10) days nor more than sixty (60) days before the day fixed for the meeting, to each Shareholder entitled to vote at said meeting, and, unless the meeting is an annual meeting, such notice must also state the purpose or purposes for which the meeting is called and must indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice must also be given to any Shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken, and such notice must specify the proposed action and state the fact that if the action is taken, the dissenting Shareholder shall have appraisal rights. Such notice shall be given to the Shareholder by leaving the same with him at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. The notices, as provided for in this Section, are not required to be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of Shareholders need be given, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5. Record Dates. For the purposes of determining the Shareholders entitled to notice of or to vote at a Shareholders’ meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than sixty (60) days nor less than ten (10) days before said meeting date. For the purpose of determining Shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining Shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than sixty (60) days prior to such action.

SECTION 6. Quorum. At all meetings of Shareholders, except as otherwise provided by law, a quorum shall exist if there is present in person or represented by proxy, Shareholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting, which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any Shareholder.

SECTION 7. Voting. At all meetings of the Shareholders, each Shareholder entitled to vote thereat may vote in person or by proxy, and shall have one (1) vote for each share standing in his name on the books of the Corporation as of the Record Date fixed for the meeting, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Upon demand of the Shareholders holding ten percent (10%) in interest of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law or these By-Laws.

SECTION 8. Proxies. Every proxy shall be in writing, subscribed by the Shareholder or his duly authorized attorney and dated. No proxy which is dated more than eleven ( I I ) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

SECTION 9. Conduct of Meetings. Meetings of the Shareholders shall be presided over by the President of the Corporation or, in his absence, by the Chairman of the Board of Directors, if any, or, in the absence of both of them, by an Executive Vice President, if any, or, in the absence of all such officers, by a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

SECTION 10. Action Without a Meeting. Whenever Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Such written consent shall have the same effect as a unanimous vote of Shareholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Election and Powers. The Board of Directors shall have the management and control of the affairs and business of the Corporation. The Directors shall be elected by the Shareholders at each annual meeting of Shareholders and each Director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

SECTION 2. Number. The number of Directors constituting the entire Board of Directors shall be such number, not less than three (3) as shall be designated by resolution of the Board of Directors adopted prior to the election of Directors at the Annual Meeting of Shareholders. In the absence of such resolution the number of Directors to be elected at such Annual Meeting shall be the number last fixed by the Board of Directors. Any Board action designating a change in the number of directors shall require a vote of a majority of the entire Board. The “entire Board,” as used in this Article, shall mean the total number of Directors which the Corporation would have if there were no vacancies. Notwithstanding the provisions of this Section, where all of the shares are owned beneficially and of record by less than three (3) Shareholders, the number of Directors may be less than three (3), but not less than the number of Shareholders.

SECTION 3. Vacancies. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason except the removal by the Shareholders of a Director or Directors without cause, may be filled by vote of the Board of Directors. If, however, the number of Directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the Directors then in office. A Director elected by the Board of Directors to fill a vacancy under this Section shall hold office until the next meeting of Shareholders at which the election of directors is in the regular order of business, and until his successor has been duly elected or appointed and qualified.

SECTION 4. Removal. At any meeting of the Shareholders duly called, any Director may, by vote of the holders of a majority of the shares entitled to vote in the election of Directors, be removed from office, with or without cause. In the case of removal without cause, another Director may be elected by the Shareholders in the place of the person so removed, to serve for the remainder of the term.

SECTION 5. Meetings. Regular Meetings of the Board of Directors shall be held at such times as the Directors may from time to time determine. Special Meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President or at least one-third (1/3) of the Directors.

SECTION 6. Place of Meeting. Regular and Special Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of

New York, as the Board of Directors may from time to time determine.

SECTION 7. Notice of Meeting. Notice of the place, day and hour of every regular and special meeting shall be given to each Director by delivering the same to him personally or sending the same to him by telegraph or leaving the same at his residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each Director, postage prepaid and addressed to him at the last known Post Office address according to the records of the Corporation, at least three (3) days before the meeting. No notice of any adjourned meeting of the Board of Directors needs to be given other than by announcement at the meeting, subject to the provisions of Section 9 of this Article.

SECTION 8. Waiver of Notice. Notice of a meeting need not be given to any Director who submits a signed written waiver thereof, whether before, during or after the meeting, nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 9. Quorum. A majority of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 11. Personal Attendance by Conference Communication Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 12. Compensation. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each special or regular meeting thereof. Nothing in this Section will be construed to preclude a Director from serving the Corporation in any other capacity and from receiving compensation therefor.

SECTION 13. Executive Committee and Other Committees. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of one (1) or more Directors as the Board of Directors may from time to time detelinine. The Executive Committee shall have, and may exercise between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power:

(a) To submit to Shareholders any action requiring Shareholder approval;

(b) To fill vacancies in the Board of Directors or in any committee thereof;

(c) To fix compensation of Directors for service on the Board of Directors or any committee thereof;

(d) To repeal, amend or adopt by-laws;

(e) To amend or repeal any Board resolution which is not, by its terms, amendable or repealable by such committee;

In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member.  The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.

ARTICLE III

OFFICERS

SECTION 1. Election of Officers. The Board of Directors (or the Executive Committee), at any duly held meeting thereof, shall elect a President, a Secretary and a Treasurer of the Corporation, and may elect a Chairman of the Board from among the Directors of the Corporation, one or more Vice Presidents and any other officers. Each such officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until he shall have resigned, shall have deceased or shall have been removed in the manner provided in Section 3 of this Article. Any two offices may be held by the same person. Any vacancies in the above offices shall be filled by the Board.

SECTION 2. Assistant and Subordinate Officers. The Board of Directors (or the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers or agents as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). The Board of Directors may from time to time authorize the President to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

SECTION 3. Removal. Any officers of the Corporation may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose (or, except in the case of an officer elected by the Board of Directors, by the Executive Committee) whenever in its judgment the best interests of the Corporation may be served thereby.

SECTION 4. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation who are elected or appointed by the Board of Directors. The Board of Directors or the Executive Committee shall fix the compensation of all other officers of the corporation, except that the Board of Directors may authorize the President to fix the compensation of such assistant and subordinate officers and agents as he is authorized to appoint and remove.

SECTION 5. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct.

SECTION 6. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors (or the Executive Committee), have the general management of the affairs of the Corporation. The President shall preside at all meetings of the Shareholders. If there be no Chairman of the Board, or in his absence or inability to act, the President shall perfoim all duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee).

SECTION 7. Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the President, or in his absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one (1), the Board of Directors (or the Executive Committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

SECTION 8. Secretary. The Secretary shall keep full minutes of all meetings of the Shareholdersand of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be the custodian of the records and of the Seal or Seals of the Corporation. He shall affix the Corporate Seal to all documents, the execution of which on behalf of the Corporation, under the Seal, is duly authorized by the Board of Directors (or Executive Committee), and when so affixed may attest the same. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

SECTION 9. Treasurer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the President, or such other officer as the President may designate, the Treasurer shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation’s current borrowing from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation’s moneys and securities. He shall invest the Corporation’s funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payments and leasing plans. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

ARTICLE IV

SHARE CERTIFICATES

SECTION 1.  Shares of Stock.  The shares of capital stock of the Corporation shall be represented by a certificate or may be uncertificated. Every holder of uncertificated securities shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and (b) the Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation.

SECTION 2. Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by applicable law and these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender or endorsement, compliance or payment of taxes shall not be required in any case in which officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked

“Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or, in case of an alleged loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity, by way of bond or otherwise, in such fofin and amount and with such sureties as the Board of Directors may require, to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

SECTION 4. Stock Ledgers. The Stock Ledgers of the Corporation containing the names and addresses of the Shareholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer ofthe Corporation, and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law of New York, as amended from time to time; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by law.

ARTICLE VI

FINANCES

SECTION 1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

SECTION 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Bills, Notes, Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII

AMENDMENTS

SECTION 1. Power to Amend. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by a majority vote of the entire Board at any meeting.  However, any By-Laws adopted by the Board of Directors may be amended or repealed at any meeting of Shareholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon.

SECTION 2. Notice of Amendment Affecting Election of Directors. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the Notice of the next Meeting of Shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.